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                                                                   Exhibit 10.11

[CASINO DATA SYSTEMS LOGO]

                                                   OASIS(TM) VERSION 11.0 SYSTEM
                                                  PURCHASE AGREEMENT AND LICENSE
                                                          MOUNTAINEER PARK, INC.
                                      DBA MOUNTAINEER RACE TRACK & GAMING RESORT


         This OASIS(TM) VERSION 11.0 SYSTEM PURCHASE AGREEMENT AND LICENSE ("the Agreement"), entered into thIS 30th day of December, 2000, is by and between CASINO DATA SYSTEMS, a Nevada corporation, ("CDS" or "LICENSOR"), and MOUNTAINEER PARK, INC., a West Virginia Corporation ("BUYER" or "LICENSEE"), doing business as MOUNTAINEER RACE TRACK & GAMING RESORT at State Rt. 2 South, Chester, West Virginia 26034 (the "Location").

                                    RECITALS

         WHEREAS, BUYER desires to purchase certain computer hardware and related equipment for use at the Location to enable it to utilize certain software, a license for which is granted below, to monitor and report various slot gaming activities and to perform various player tracking activities; and

         WHEREAS, CDS desires to sell to BUYER, the hardware and license the software components integral to its OASIS(TM) Version 11.0 Slot Information System (the hardware and the software collectively comprise the "SYSTEM") for use as an independent SYSTEM at the Location; and

         NOW THEREFORE, in consideration of the promises and mutual covenants and agreements contained herein and other good and valuable consideration, the parties agree as follows:


                                    AGREEMENT


1.       INCORPORATION OF RECITALS
         The foregoing recitals are, by this reference, incorporated herein and constitute material terms and conditions of this Agreement.

2.       HARDWARE PURCHASED
         A. CDS shall sell to BUYER and BUYER shall purchase from CDS, the equipment and components described in EXHIBIT "A" (attached hereto and incorporated by reference), which constitutes the in-machine and network hardware (excluding computers or associated equipment) of the SYSTEM (hereafter, the hardware portion shall be referred to as the "System Hardware"), at the Location. The parties agree that the scope of the System Hardware needs is set forth in the EXHIBIT "A," and as reflected in the purchase price, is for a SYSTEM which will utilize the OASIS(TM) Version 11.0 accounting and player tracking features identified IN EXHIBIT "A" on all machines coupled to the SYSTEM. The System Price includes generic overlays for card reader assemblies. If BUYER requires different overlays, BUYER shall purchase the overlays from a graphics company of their choice. The System Hardware may only be used with the Software licensed hereunder.

         B. Payment of any applicable sales or use tax shall be the responsibility of BUYER, and no provision has been made herein for the collection or payment of such tax. In the event such tax, or any similar tax or fee related to the sale, license or use of the SYSTEM is imposed, payment for such amount shall be the sole responsibility of BUYER.

3.       CONSIDERATION AND PAYMENT
         A. SYSTEM PRICE. The price for the SYSTEM (including discounts) at the Location (FOB CDS Dock, Las Vegas, Nevada) to equip nineteen hundred (1900) gaming devices is: One Million Seven Hundred Three Thousand Twenty Six and 25/100 Dollars ($1,703.026.25) (the "System Price"). The System Price includes consideration for a software license, but excludes any "Associated Equipment," as defined in Section 12 below, and excludes any sales or use taxes which are the responsibility of BUYER and collected by CDS, if required. EXHIBIT "A" contains a complete schedule of the System Price, System Hardware, Software, incentives and discounts.

         B. PAYMENT OF THE SYSTEM PRICE. The BUYER shall pay the System Price for the Location in full in accordance with the schedule provided below:

         (1) Forty percent (40%) of the total System Price in the amount of: Six Hundred Eighty-One Thousand Two Hundred Ten and 40/100 Dollars ($681,210.40) shall be paid upon execution of this Agreement;

         (2) Sixty percent (60%) of the total System Price in the amount of: One Million Twenty-One Thousand Eight Hundred Fifteen and 85/100 Dollars ($1,021,815.85) shall be payable in full over a period of six (6) months, in accordance with the terms of the Promissory Note (the "Note"), which BUYER shall execute contemporaneously herewith, and secured by a Security Agreement executed by BUYER contemporaneously herewith. The first monthly payment shall begin upon BUYER's receipt of written notice of System installation completion as provided in Section 5E below, and no later than May 1, 2001.

         C. LATE PAYMENT. Any amounts not paid within ten (10) days of the due date, shall bear interest as provided in the Note.

         D. ADJUSTMENT TO SYSTEM PRICE. The System Price is to equip the number of machines with System Hardware and Software as set forth in EXHIBIT "A." Any additional Hardware or Software or services shall be an extra to the SYSTEM as it is contemplated at the time of execution of this Agreement. The System Price shall be adjusted in the event BUYER requires additional hardware installed at the Location, any software customization is made, or any other costs or expenses are encountered during the installation. Such adjustments shall be the responsibility of BUYER and shall be paid in full upon receipt of invoice.

         E. UNIT PRICE PROTECTION. CDS will maintain the unit prices quoted in EXHIBIT "A" for any additional hardware added by BUYER to the Location, for one
(1) year after the date of execution of this Agreement.

4.       DELIVERY

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         Delivery of the System Hardware to the Location shall occur subsequent to the execution of the Agreement. The date upon which CDS will commence installation shall be no later than twelve (12) weeks from execution of this Agreement.

5.       SYSTEM INSTALLATION
         A. At the Location, the "in-machine" hardware and all cabling, shall be installed by a team of at least five (5) highly qualified slot technicians and other representatives of BUYER under the on-site supervision by two (2) qualified employee of CDS. One (1) CDS employee will supervise the
         B. installation for a total of seventy hundred ninety-two (792) man hours. If additional supervision hours are required, or if installation labor is performed by CDS employees, said services shall be invoiced by CDS at its then existing rates for such services and paid by BUYER in accordance with Section 3C above. It will be the responsibility of BUYER to have the casino floor ready prior to the Hardware installation (including, without limitation, carpet laid, machines in place, correct power and cable to the machines), to pull all SYSTEM and network cabling, concurrent with CDS beginning its delivery activities and to install all PC network equipment four (4) weeks prior to System Hardware delivery (network, file server, PC workstations, etc.). CDS will provide the necessary technical support to BUYER for BUYER's installation of the in-machine hardware. In-machine hardware includes the electronic circuit boards and all wiring necessary to monitor the coin in, coin out, slot and drop door security, and, where required, player tracking card readers and cable on each gaming machine networked into the SYSTEM. CDS will also supervise the installation of the operating hardware, which includes all DataPorts(TM) and OASIS(TM) Network Controllers in THe SYSTEM network.

         B. BUYER shall timely install the Associated Equipment, prior to functional testing of the SYSTEM by CDS.

         C. BUYER shall be responsible for all costs incurred to upgrade gaming device EPROMS which may be required to permit the SYSTEM to communicate with BUYER's gaming devices. All EPROM upgrades required, shall be installed by BUYER five (5) days prior to CDS performing its SYSTEM functionality testing. BUYER shall also provide all gaming device interfaces/protocols to enable the SYSTEM to communicate with BUYER's gaming devices.

         D. CDS will provide a total of seventy (70) man days (eight hour days) of on-site assistance at the Location. Said assistance will be conducted during and after installation of the SYSTEM. BUYER shall have the obligation to provide qualified staff for training purposes. Any additional assistance requested by BUYER and provided by CDS customer service representatives, shall be billed at the CDS' then existing rates for the assistance provided, plus meals, reasonable travel, and lodging.

         E. Upon completion of the installation of the SYSTEM (Hardware and Software) at the Location, CDS shall conduct a test of the SYSTEM to confirm functionality in accordance with the OASIS/Windows Acceptance Standards, as set forth in EXHIBIT "B" attached hereto and incorporated herein by this reference. Thereafter, CDS shall provide BUYER with written notice that the SYSTEM is fully installed; BUYER's countersignature of such notice shall constitute acceptance of the SYSTEM, or the System shall be deemed accepted five (5) days after the date of the notice, whichever event first occurs ("Acceptance").

         F. Any installation fees incurred for a factory installation of System Hardware, shall be the sole responsibility of BUYER, and shall be priced in accordance with EXHIBIT "A". BUYER shall pay such fees or charges directly to CDS in full.

6.       GRANT OF LICENSE
         Subject to the terms and conditions provided herein, CDS hereby grants LICENSEE a limited, non-exclusive site specific license, to use a standard version of Casino Data Systems' slot accounting and player tracking software known as OASIS/Windows (the "Software," by definition, shall include only those modules listed on EXHIBIT "A" and paid for by LICENSEE) in its conduct of slot machine gambling and related accounting functions subject to the provisions of this License. The Software shall only be used at the Location by LICENSEE, only to enable the System Hardware to operate, and for the data particular to the Location or such other data as specifically agreed to by the parties. This grant of License is conditional upon and subject to timely and full payment of the System Price. LICENSEE further acknowledges and agrees that it has no proprietary interest in the Software, that all proprietary interest in the Software is owned and controlled by CDS, and that LICENSEE will not attempt to or allow an attempt to transfer, modify, duplicate, sell, license, sublicense, or otherwise dispose of, in whole or in part, the Software or any component part thereof, to any other location, affiliate, or any third party, except as specifically provided herein. This grant of license does not include enhancements or modifications to the Software. CDS shall have no obligation to upgrade, enhance or modify the Software. LICENSEE may request CDS to make standardized upgrade enhancements and/or modifications to the Software, and all such work if accepted by CDS, shall be performed at CDS' then existing rates for similar work. If CDS does upgrade or modify the Software, such Software shall be subject to the terms and conditions of or related to this Agreement.

7.       LICENSE TERM
         The license granted in Section 6 above, shall be for a term of thirty
(30) years, which shall commence upon the date of Acceptance of the SYSTEM. At such time as LICENSEE shall voluntarily cease using the Software in its operations at the Location for a period of one year or in the event LICENSEE has not made timely and/or full payment of the System Price or shall have materially breached this Agreement, the license granted herein shall automatically terminate, and the Software shall be immediately downloaded and all documentation and any copies thereof, thereto shall be promptly returned to CDS.

8.       TRANSPORTATION, MEALS AND LODGING OF CDS PERSONNEL
         During CDS' performance of its obligations under this Agreement and/or post installation service, BUYER will provide or reimburse CDS for the costs of reasonable transportation,(all local ground transportations will be from Greater Pittsburgh International Airport) meals (excluding alchoholic bevreages) and lodging at Mountaineer's on site hotel for CDS personnel who are working at BUYER's Location.

9.       ASSOCIATED EQUIPMENT
         The BUYER shall be solely responsible for the purchasing of new and/or adapting of currently owned computers and associated equipment which shall serve as central processors and workstations of the SYSTEM operation (the "Associated Equipment"). Such Associated Equipment shall be in the required quantities and shall meet the minimum specifications as identified in EXHIBIT "C" attached hereto and incorporated herein by this reference, and as are otherwise required by CDS to operate the SYSTEM. Failure of Buyer to operate the SYSTEM with Associated Equipment meeting the minimum specifications of EXHIBIT "C" shall immediately void any and all warranties provided by CDS.

10.      CONFIDENTIALITY
         A. BUYER'S INFORMATION. In order for CDS to perform under this Agreement, CDS may require or be given access to certain confidential information of BUYER. BUYER shall clearly mark all information that it deems to be confidential or proprietary as "Confidential". Such information may include, but is not limited to, data relating to BUYER's casino operation, customer information, financial data, computer programs, marketing information or any other information of the business or affairs of BUYER, hereinafter referred to as "BUYER's Information." CDS shall not make copies of or disclose BUYER's Information without the prior written permission of BUYER. CDS shall keep in strictest confidence all BUYER's Information furnished to it by BUYER or which may be developed by CDS during CDS' performance hereunder. This clause shall not be applicable to BUYER's information which is or becomes available to the public other than through a breach of this Agreement, or which is already possessed by CDS or is independently developed by CDS. This Section shall remain in effect after termination of this Agreement.


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         B. CDS' INFORMATION. CDS' Confidential and Proprietary information includes but is not limited to any and all System design information, software, technological data, financial information, documents, plans, diagrams, specifications, prototypes, and output whether communicated verbally or in writing. BUYER shall use its best efforts to prevent any use and disclosure of the Confidential and Proprietary Information. BUYER shall not copy or duplicate any Confidential Information. In addition, the BUYER shall require, as a condition of any of its employees or third parties receiving the Confidential and Proprietary Information directly from BUYER, such recipient's executing an agreement in form and substance similar to EXHIBIT "D" hereto. BUYER shall not, and it shall not allow another person to make or make an attempt to, examine, copy, alter, "reverse engineer," tamper with or otherwise use the Hardware or Software except as set forth herein. BUYER's confidentiality obligation shall not extend to information which is or becomes available to the public other than through a breach of this Agreement, which is already possessed by BUYER or which is independently developed by BUYER with reference to Confidential Information. BUYER acknowledges and agrees that the obligation of confidentiality and protection of CDS' Confidential and Proprietary Information shall survive the termination of this Agreement. In addition to other provisions herein, this Agreement and the license granted herein may be immediately terminated by CDS if BUYER violates or allows the violation of this Section 10B.

         C. BOND. Notwithstanding any other contrary provision herein, in addition to any other remedies available to the non-breaching party in the event of a breach of this provision, the injured party shall be entitled to an injunction restraining the violation thereof or compelling the promised performance without bond unless the court determines the bond is jurisdictional, then in an amount not to exceed One Hundred Dollars ($100.00).

11.      SECURITY AND RISK OF LOSS OR DAMAGE
         BUYER hereby grants to CDS a security interest in and to the System and each component thereof, to secure full and prompt payment of the System Price and BUYER's obligation hereunder. BUYER shall execute UCC-1 Financing Statements and other appropriate forms to enable CDS to record and execute upon, if necessary, its security interest. The risk of loss and damage to all components of the SYSTEM delivered hereunder, shall be with BUYER commencing at the time of delivery to the Location.

12.      WARRANTIES  AND REPRESENTATIONS;  DISCLAIMER
         A. CDS warrants that it has the ability to enter into this Agreement, to sell the Hardware, and to license the Software.

         B. CDS warrants that, for a period of four hundred eight five (485) days from the date of original SYSTEM installation completion, the System Hardware and Software are free from any known defects. This warranty shall not extend to Hardware or Software which has been modified or tampered with by BUYER.

         C. If, within the warranty period, any Hardware defect covered by this warranty appears, the BUYER shall return the defective part to CDS and the part will be replaced or repaired at the sole discretion and cost of CDS, within five
(5) working days from date of CDS' receipt, or if repair or replacement cannot be effected within five (5) working days, CDS will provide a time table for the repair or replacement.

         D. If, within the warranty period, any Software defect covered by this Warranty is discovered, LICENSEE shall immediately notify CDS of the defect. Any Software defect reported in writing by LICENSEE will be responded to in writing or repaired within three (3) business days of receipt of written notice by CDS. If the repair cannot be effected within such period, CDS will provide a timetable for the repair and will promptly undertake efforts to begin the repair. Provided the defect does not materially impair LICENSEE's use of the SYSTEM, CDS retains the right to provide the repair of the defect in a scheduled upgrade to the Software, in which case the upgrade will be provided to LICENSEE at no charge.

         E. Items repaired or replaced pursuant to this clause shall be subject to all provisions of this clause to the same extent as items initially delivered, except that time elapsed after acceptance of the repaired or replaced item, and prior to written notification by the BUYER of the defect, shall be deducted from the warranty period for the purpose of computing time remaining under the warranty period for repaired or replacement items.

         F. During the warranty period CDS will provide twenty-four (24) hour per day, seven (7) days per week emergency technical and customer service support to the Location via telephone support. If on-site service is required, CDS will (subject to Section 8 above) provide such support within seventy-two
(72) hours of the determination by CDS that an on-site service call is required or with the next available commercial flight.

         G. During the Warranty Period. ,CDS will provide non-emergency support via telephone access from its Las Vegas office during the hours of 5:00 a.m. to 6:00 p.m. Pacific Standard Time, Monday through Friday.

         H. CDS provides no warranty, express or implied, for the Associated Equipment. The warranties provided in this subsections (B), (C), (D), (E), (F) and (G) above shall be void and of no force or effect if BUYER fails to operate the SYSTEM with Associated Equipment that does not meet the minimum specifications set for the in EXHIBIT "C."

         I. EXCEPT AS SET FORTH ABOVE, THERE ARE NO OTHER WARRANTIES EITHER EXPRESS OR IMPLIED, AND ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, ARE HEREBY DISCLAIMED, INCLUDING BUT NOT LIMITED TO THE WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE AND THE WARRANTY OF MERCHANTABILITY.

         J. The aforesaid warranties and disclaimers shall survive Acceptance and payment.

13.      EXTENDED MAINTENANCE PROGRAMS
         CDS provides extended System Hardware and Software maintenance programs pursuant to the terms of a separate agreement, the cost of which for the first year is offered in accordance with the price provided in EXHIBIT "A."

14.      EXCUSABLE DELAYS
         Neither party shall be liable for damages, including liquidated damages, if any, for delays in delivery or failure to perform due to causes beyond the control and without the fault or negligence of the party. Such causes include but are not limited to, acts of God, acts of the public enemy, acts of the United States Government, acts of State Governments, fires, floods, epidemics, quarantine restrictions, strikes, or embargoes.

15.      OTHER TAXES AND FEES
         BUYER shall be solely responsible for complying with all applicable governmental ordinances and laws pertaining to operation of the SYSTEM, filings, timely payment of all taxes, state licensing fees, application fees, etc.

16.      TERMINATION OF AGREEMENT
         A. TERMINATION FOR DEFAULT. If either party shall at any time default in the payment of any monies due in accordance with this Agreement or in fulfilling any of the other obligations or conditions of this Agreement, the other party may give written notice of such default, specifying the reasons therefor. If such default is not cured within fifteen (15) days after notice, the non-defaulting party shall then have the right in its own discretion to terminate this Agreement by giving written notice of termination. This Agreement shall terminate on the fifth (5th) day after the notice is received. In the event of default, CDS shall have the right to remove any portion of the SYSTEM not paid for, in addition to any other rights it has hereunder or at law.

         B. CONTINUING VALIDITY OF LICENSE. The termination of this Agreement shall rescind the license granted and revoke all rights granted to or accrued by LICENSEE to use the Software under this Agreement; however, all terms pertaining to confidentiality and protection of Confidential and Proprietary Information shall remain in full force and effect in accordance with the terms of this Agreement. Within ten (10) days of termination of this Agreement, LICENSEE shall download the Software and return to CDS all of the Software, all Confidential and Proprietary Information, the Documentation and all other information and training materials, and all copies thereof, in LICENSEE's possession.


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17.      INDEMNITY; LIMITATION OF DAMAGES
         A.       INDEMNITY BY CDS.
                  SYSTEM. Provided BUYER is not in default of this Agreement, in the event that a final injunction is obtained against BUYER's use of System Hardware or System Software or any portion thereof by reason of infringement of a valid U.S. patent or copyright or misappropriation of a trade secret, CDS may at its option and expense, either: (a) procure for BUYER the right to use the System without patent or copyright infringement or trade secret violation, or
(b) replace the System with substantially equivalent hardware or software that is non-infringing or non-violative, in which case such procurement for replacement shall be the sole liability of CDS under this Agreement for such infringement or replacement or misappropriation. If CDS is unable to accomplish
(a) or (b) as aforementioned, CDS shall have the right to direct BUYER to cease use of System which direction BUYER agrees to follow, and in such case terminate this Agreement.

         B. INDEMNITY BY BUYER. BUYER shall indemnify, defend and hold CDS, its affiliates, directors, officers and employees harmless from and against any claim, liability, damage, cost, expense, attorney's fees, award, fine, or judgment arising from or out of BUYER's operation, conduct, and use of the SYSTEM.

         C. NOTICE; SELECTION OF COUNSEL. Each party shall give the other timely notice of any claims, demands, actions, and/or proceedings. The selection of counsel, and the control, and conduct of the defense of such action and its settlement shall be with the indemnifying party. The indemnified party shall have the right to participate in its defense during any actual suit or action, through counsel of its choice and at its own expense. The indemnified party shall cooperate in the defense of the claim at the request of the indemnitor.

         D. LIMITATION OF DAMAGES. No party shall be entitled to receive from or be obligated to pay to the other, any part of any award, claim fine or judgment which is deemed, declared or is characterized in its nature to be exemplary, punitive special or consequential damages, provided, however, that such damages shall be available in the event of institutional wrong doing or acts constituting crimes. Except for the liability expressly covered by Section 17A above, in no event shall CDS' liability for any claim, action, settlement, lawsuit, judgment, demand or damage arising out of or related to this Agreement exceed the System Price.

18.      ASSIGNMENT/TRANSFER
         This Agreement or any interest hereunder shall not be assigned or transferred by BUYER without the prior written consent of CDS, which consent may be withheld for any reason. Neither the SYSTEM nor any individual component thereof may be transferred to or used at any other location other than the Location.

19.      INTEGRATED SYSTEM
         The Software and Hardware identified under this Agreement are part of an integrated SYSTEM whose composite value for purposes of valuation in Bankruptcy Court under Section 50 of the United States Code must be taken as a whole, and must be considered in any plan to be proposed, and in any adequate protection context, as a fully secured claim, whose market value as of the date of this Agreement is agreed to be equal to the System Price. Said market value is subject to annual adjustment by CDS to the extent of payments made by BUYER or additional charges incurred.

         The parties further agree that in the event the BUYER seeks bankruptcy protection, or has an involuntary bankruptcy petition filed against it, this Agreement will continue in full force and effect, and payments under this Agreement will be in the ordinary course of business and will be made as scheduled, without modification, until plan confirmation. Failure to make all payments post-petition shall constitute "cause" as that term is defined under
Section 362(d)(1) of the Bankruptcy Code, and shall require the bankruptcy court, following a hearing on an order shortening time, to lift the automatic stay to permit recovery by CDS of the System Hardware and Software. BUYER agrees that all post-petition payments due hereunder are administrative obligations and that they shall be so treated in any plan to be submitted by a debtor-in-possession.

20.      LAWS AND ORDINANCES; GAMING APPROVAL
         The BUYER and CDS shall comply with all applicable laws, ordinances, rules and regulations including Federal, State and Municipal authorities and departments, if any, relating to or affecting the work hereunder or any part thereof, and shall cooperate in the securing and obtaining any and all permits, licenses and consents as may be necessary in connection therewith. Additionally, BUYER shall be solely responsible for application to the necessary gaming or gambling control authorities with jurisdiction over its premises and gaming operation for all required approvals, licenses and the like concerning the SYSTEM, and the operation thereof, except any licensing or approval directly related to CDS' status as a manufacturer or distributor of the SYSTEM (or the approval of component parts of the SYSTEM), shall be the direct and sole responsibility and financial obligation of CDS. Each party agrees to fully cooperate with other in compliance with the required regulatory processes as they relate to the SYSTEM.

21.      ON-SITE INJURY
         CDS, its representatives, employees and agents, will be required to enter premises owned, leased, occupied by or under the control of the BUYER during the performance of this Agreement, and the BUYER shall indemnify and hold harmless CDS, its officers, employees, representatives and agents from any loss, cost, damage, expense or liability by reason of property damage or personal injury, including death, of whatsoever nature or kind arising out of or as a result of such performance, except to the extent such damage to property or personal injury is caused by the negligence or misconduct of CDS or its officers, employees, representatives or agents.

22.      ALTERNATIVE  DISPUTE  RESOLUTION
         In the event of dispute between the parties concerning a term of this Agreement or the performance of a party hereto, the parties agree to use reasonable efforts to reach a compromise concerning the dispute, which compromise would maintain and preserve the scope and intent of this Agreement.

23.      MISCELLANEOUS PROVISIONS
         A. MUTUAL COOPERATION. All parties hereto agree to cooperate with each other and any of the parties in particular regarding any documents that need to be signed or actions that need to be taken to effectuate the intent of this Agreement. Any party not cooperating by taking such action or signing any documents as requested by notice sent to that particular party shall be deemed to have breached this Agreement.

         B. SEVERABILITY. If any term or provision of this Agreement is declared invalid or unenforceable by a court of competent jurisdiction, the remaining provisions shall remain in full force and effect.

         C. NOTICES. Wherever provision is made in this Agreement for the giving, service or delivery of any notice, statement or other instrument, the same shall be deemed to have been duly given, served or delivered: (i) on the date personally delivered, (ii) on the second business day following the date on which mailed by United States registered or certified mail (return receipt requested), postage prepaid, or (iii) on the first business day following the date on which mailed by United States Express Mail, postage pre-paid, or delivered to a commercially responsible overnight courier which provides service between the point of origin and the point of destination, addressed as follows:



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(i)      To BUYER:
         Mountaineer Park, Inc.
         dba Mountaineer Race Track & Gaming Resort
         State Rt. 2 South
         Chester, West Virginia  26034
         Attn: Kim McPherson, Video Lottery Mrg.
         Fax No.: (304) 387-8302

(ii)     Robert L. Ruben, Esq.
         Ruben and Aronson, LLP
         3299 K Street N.W. Suite 403
         Washington, D.C.  20007
         Fax No.: (202)965-3700

(i)      To CDS:
         Casino Data Systems
         3300 Birtcher Drive
         Las Vegas, NV  89118
         Attn: Legal Department
         Fax No.: (702) 269-5163

(iii) To such other addresses as may be designated by a party to this Agreement by notice given in accordance with the terms of this Section.

         D. GOVERNING LAW. In the event of any litigation in a court of law, this Agreement is executed and intended to be performed in the State of West Virginia and the laws of West Virginia shall govern its interpretation and effect.

         E. ENTIRE AGREEMENT. Except to the extent, if any, that a written maintenance agreement is executed contemporaneously herewith, this Agreement contains the entire agreement of the parties and each party acknowledges there were no other oral agreements, representations, warranties or statements of fact made prior to or at the time of the signing of this Agreement.

         F. MODIFICATIONS. No alteration, modification or amendment of this Agreement shall be effective or enforceable unless it shall be in writing and signed by the parties.

         G. WAIVER. Failure of either party to insist on strict performance shall not constitute a waiver of any of the provisions of this Agreement or a waiver of any default of the other party.

         H. CALENDAR DAYS. All periods of days referred to in this Agreement shall be measured in calendar days.

         I. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the heirs, administrators, executors and assigns of each of the parties hereto.

         J. CAPTIONS. Section titles or captions herein are inserted as a matter of convenience and for reference only and in no way define, limit, extend or describe the scope of this Agreement or any provisions contained herein.

         K. TIME OF THE ESSENCE. Time is of the essence in this Agreement and in all provisions contained herein.

         L. REFERENCE TO GENDER. All reference to the parties are made in the male gender for convenience of reference only.

         M. ATTORNEY'S FEES. In the event of any disputes between the parties arising out of this Agreement, the prevailing party shall be allowed reasonable attorney's fees and costs incurred in any negotiation, litigation or any appeal.

         N. ACKNOWLEDGMENT OF INDEPENDENT ADVICE. Each party whose signature appears below acknowledges that he has read all of the provisions of the foregoing Agreement, understands them, has sought independent advice regarding the legal effect of the provisions herein, and agrees to be bound by said provisions.

         O. VENUE AND PERSONAL JURISDICTION. In case action is brought on this Agreement, it is agreed that venue of such action may lie in Hancock County, State of West Virginia and each party agrees to submit to the personal jurisdiction of such court.

         P. WARRANTY OF AUTHORITY. The undersigned officer warrants that he is authorized and has authority to execute this Agreement on behalf of each respective signatory.

         Q. JOINT AND SEVERAL LIABILITY. All parties signing this Agreement as a BUYER shall be jointly and severally liable for all obligations of BUYER.

         R. CONFIDENTIALITY OF AGREEMENT AND ALL ATTACHMENTS. Both parties to this Agreement acknowledge that this Agreement, including all terms and provisions herein, and all exhibits and attachments hereto, are confidential and will not be disclosed to any third party unless ordered by a court of law.

         S. NON SOLICITATION OF EMPLOYEES. Both parties agrees that they will not directly or indirectly, during the course of this Agreement, solicit or aid third parties to solicit any employee or consultant of the other to leave their employment with that party in order to accept employment of any kind with any other person, firm, partnership or corporation. A breach of this provision shall be considered a material breach of this Agreement.

24.      SURVIVAL OF CERTAIN OBLIGATIONS
         The obligations set forth in Sections 10 (Confidentiality), 12 (Warranties and Representation; Disclaimer), 17 (Indemnity; Limitation of Damages), 19 (Integrated System), 22 (Alternative Dispute Resolution) and 23R (Confidentiality of Agreement and All Attachments) shall survive the termination of this Agreement.

         WHEREFORE, this Agreement is executed and entered into as of the date first written above.

CDS:                                     BUYER:

Casino Data Systems,                     Mountaineer Park, Inc. dba
         a Nevada corporation            Mountaineer Race Track & Gaming Resort,
                                                  a West Virginia corporation


By:                                        By:
   ---------------------------------          ---------------------------------

Print Name:                                Print Name:
           -------------------------                  -------------------------

Print Title:                               Print Title:
            ------------------------                   ------------------------

EXHIBITS

A        SYSTEM HARDWARE AND PRICING

B        SYSTEM ACCEPTANCE STANDARDS

C        MINIMUM ASSOCIATED EQUIPMENT REQUIRED

D        CONFIDENTIALITY AGREEMENT

                                    EXHIBIT A
                           SYSTEM HARDWARE AND PRICING

                                    EXHIBIT B
                           SYSTEM ACCEPTANCE STANDARDS

                                    EXHIBIT C
                      MINIMUM ASSOCIATED EQUIPMENT REQUIRED

                                    EXHIBIT D
                            CONFIDENTIALITY AGREEMENT


                  The undersigned recognizes that she/he will be given access to Confidential and Proprietary Information by ___________, Inc., a LICENSEE of certain software from Casino Data Systems ("CDS") Pursuant to the OASIS(TM) Version 11.0 SYSTEM PURCHASE AGREEMENT AND LICENSE dated _________________, ______. The undersigned agrees to accept the Confidential and Proprietary Information and not to further use or disclose it except as may be expressly permitted under the Agreement, the undersigned acknowledging that she/he has read the pertinent restrictions on use and disclosure and any legal exceptions thereto as set out in the Agreement. The undersigned acknowledges that the CDS shall be both a third party beneficiary of this undertaking given by the undersigned to the LICENSEE and shall have a direct right to equitably and legally enforce the undersigned's compliance with the restrictions on use and disclosure of the Confidential Information, whether by asserting a direct action for restraint or damages or both against the undersigned for any asserted unauthorized use or disclosure, or by joining the LICENSEE as a party in interest in any action that the LICENSEE may institute against the undersigned to redress any such unauthorized use or disclosure.

------------------------             ---------------------------------
Date                                 Name:

                                     ---------------------------------
                                     Title: